Exhibit 99.(d)(iii)(a)

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

[EFFECTS OF THE RIDER ON THE POLICY

Rider Charge – On each Monthly Payment Date prior to the Monthly Deduction End Date, a Rider Charge is deducted from the Policy’s [Fixed Account] Value as a Monthly Deduction.

The Rider Charge is equal to (a x b), where:

a = The applicable Monthly Rider Charge Rate; and

b = The Net Amount at Risk divided by 1000.

The Maximum Monthly Rider Charge Rates are shown in the table(s) below. We reserve the right to charge rates that are lower than the maximums shown. Any lower Monthly Rider Charge Rates will apply uniformly to all members of the same Class.

This Rider Charge is not an Optional Benefit Charge for purposes of determining the No-Lapse Monthly Deduction and does not reduce the No-Lapse Guarantee Value.]

PROCESSING OF PREMIUM

[In the first Policy year, Net Basic Premium and Net Excess Premium are added to the Basic Fund.]

NO-LAPSE MONTHLY DEDUCTIONS

No-Lapse Administrative Charge:     $[10.00] per month

No-Lapse Cost of Insurance Charge – The No-Lapse Cost of Insurance Charge is the sum of the No-Lapse Cost of Insurance Charges for all Coverage Layers. The No-Lapse Cost of Insurance Charge for each Coverage Layer is equal to equal to (c x d), where:

c = The No-Lapse Cost of Insurance Rate for the Coverage Layer; and

d = The No-Lapse Guarantee Net Amount at Risk divided by 1000, allocated to the Coverage Layer.

The No-Lapse Cost of Insurance Rates for the initial Coverage Layer(s) are shown in the table(s) below.

No-Lapse Guarantee Net Amount at Risk – The No-Lapse Guarantee Net Amount at Risk is the Death Benefit (calculated according to Your Policy’s provisions but using the No-Lapse Guarantee Value instead of the Policy’s Accumulated Value), divided by the Net Amount at Risk Factor shown in the Policy Specifications, less the No-Lapse Guarantee Value. If there are multiple Coverage Layers, the No-Lapse Guarantee Net Amount at Risk is allocated proportionately to each Coverage Layer relative to the Total Face Amount.

GENERAL PROVISIONS OF THIS RIDER

Changes in Face Amount – [You may request a Face Amount Increase while this Rider is In Force; however, any such increase will result in the termination of this Rider.]

Rider Reinstatement – This Rider may not be reinstated if it was terminated before the date the Policy ceased to be In Force. Otherwise, this Rider will be reinstated on the date that the Policy is reinstated. The No-Lapse Guarantee Value will be set equal to the Net No-Lapse Guarantee Value on the date the Policy ceased to be In Force. The Policy loan, if any, will not be reinstated. If the Net No- Lapse Guarantee Value remains negative, then the No-Lapse Guarantee is not in effect. To bring the No-Lapse Guarantee into effect, You may restore the Net No-Lapse Guarantee Value as described in the

Restoring the Net No-Lapse Guarantee Value provision of this Rider.

Rider Termination – This Rider will terminate on the earliest of the following:

ICC25 S25FNL	Page [1]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

•	Your Written Request;

•	The date the Policy ceases to be In Force;

•	When applicable to the Policy, allocation of funds into an Investment Option that is not allowed;

•	[Upon electing an increase in Face Amount;]

•	The date on which the Net No-Lapse Guarantee Value and the Net Accumulated Value are both less than or equal to zero. If this occurs, the Policy will enter its Grace Period. At the end of the Grace Period, the Policy will terminate, and this Rider will provide no further benefits.

Upon Rider Termination, the No- Lapse Guarantee Value is set to zero and will remain at zero. At that time, Rider Charges cease and will no longer be deducted from the Policy’s [Fixed Account] Value.

ICC25 S25FNL	Page [2]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

FLEXIBLE DURATION NO-LAPSE GUARANTEE RIDER FACTORS

	Annual	No-Lapse	Excess		Annual	No-Lapse	Excess
Policy	Premium	Premium	Premium	Policy	Premium	Premium	Premium
Year	Threshold	Load Rate*	Load Rate	Year	Threshold	Load Rate*	Load Rate
1	$[4,331.35	[5.20%	[10.00%	44	3,971.75	5.20%	10.00%
2	4,331.35	5.20%	10.00%	45	4,398.35	5.20%	10.00%
3	4,331.35	5.20%	10.00%	46	4,887.82	5.20%	10.00%
4	4,331.35	5.20%	10.00%	47	5,461.01	5.20%	10.00%
5	4,331.35	5.20%	10.00%	48	6,123.78	5.20%	10.00%
6	3,683.20	5.20%	10.00%	49	6,875.83	5.20%	10.00%
7	3,221.18	5.20%	10.00%	50	7,747.00	5.20%	10.00%
8	2,875.51	5.20%	10.00%	51	8,787.15	5.20%	10.00%
9	2,607.43	5.20%	10.00%	52	10,212.95	5.20%	10.00%
10	2,393.66	5.20%	10.00%	53	11,859.26	5.20%	10.00%
11	2,219.38	5.20%	10.00%	54	13,774.04	5.20%	10.00%
12	2,074.70	5.20%	10.00%	55	15,920.72	5.20%	10.00%
13	1,952.80	5.20%	10.00%	56	18,356.58	5.20%	10.00%
14	1,848.80	5.20%	10.00%	57	21,045.04	5.20%	10.00%
15	1,759.13	5.20%	10.00%	58	23,823.58	5.20%	10.00%
16	1,681.11	5.20%	10.00%	59	26,589.76	5.20%	10.00%
17	1,612.67	5.20%	10.00%	60	29,117.78	5.20%	10.00%
18	1,552.22	5.20%	10.00%	61	31,347.07	5.20%	10.00%
19	1,498.49	5.20%	10.00%	62	34,153.40	5.20%	10.00%
20	1,450.50	5.20%	10.00%	63	37,112.39	5.20%	10.00%
21	1,407.42	5.20%	10.00%	64	40,272.16	5.20%	10.00%
22	1,368.60	5.20%	10.00%	65	43,087.65	5.20%	10.00%
23	1,333.48	5.20%	10.00%	66	45,847.08	5.20%	10.00%
24	1,301.61	5.20%	10.00%	67	48,403.56	5.20%	10.00%
25	1,272.60	5.20%	10.00%	68	50,913.12	5.20%	10.00%
26	1,246.11	5.20%	10.00%	69	53,330.03	5.20%	10.00%
27	1,221.87	5.20%	10.00%	70	55,613.62	5.20%	10.00%
28	1,199.64	5.20%	10.00%	71	57,725.08	5.20%	10.00%
29	1,179.22	5.20%	10.00%	72	59,632.84	5.20%	10.00%
30	1,160.44	5.20%	10.00%	73	62,319.46	5.20%	10.00%
31	1,193.98	5.20%	10.00%	74	65,091.96	5.20%	10.00%
32	1,298.10	5.20%	10.00%	75	67,949.86	5.20%	10.00%
33	1,411.33	5.20%	10.00%	76	70,888.57	5.20%	10.00%
34	1,530.32	5.20%	10.00%	77	73,906.08	5.20%	10.00%
35	1,660.40	5.20%	10.00%	78	76,325.84	5.20%	10.00%
36	1,806.10	5.20%	10.00%	79	76,325.84	5.20%	10.00%
37	1,967.13	5.20%	10.00%	80	76,325.84	5.20%	10.00%
38	2,159.56	5.20%	10.00%	81	76,325.84	5.20%	10.00%
39	2,384.88	5.20%	10.00%	82	76,325.84	5.20%	10.00%
40	2,635.42	5.20%	10.00%	83	76,325.84	5.20%	10.00%
41	2,921.26	5.20%	10.00%	84	76,325.84	5.20%	10.00%
42	3,240.87	5.20%	10.00%	85	76,325.84	5.20%	10.00%
43	3,593.27	5.20%	10.00%	86+	0]	5.20]%	10.00]%

*We reserve the right to use a lower No-Lapse Premium Load Rate than shown in this column. If We do, We will do so in a uniform and nondiscriminatory manner.

ICC25 S25FNL	Page [3]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

FLEXIBLE DURATION NO-LAPSE GUARANTEE RIDER FACTORS
(continued)

	Basic	Excess	Policy	Basic	Excess
Policy	Accumulation	Accumulation	Year	Accumulation	Accumulation
Year	Factor	Factor		Factor	Factor
1	[0.003434379	[0.0008295	44	0.003434379	0.0008295
2	0.003434379	0.0008295	45	0.003434379	0.0008295
3	0.003434379	0.0008295	46	0.003434379	0.0008295
4	0.003434379	0.0008295	47	0.003434379	0.0008295
5	0.003434379	0.0008295	48	0.003434379	0.0008295
6	0.003434379	0.0008295	49	0.003434379	0.0008295
7	0.003434379	0.0008295	50	0.003434379	0.0008295
8	0.003434379	0.0008295	51	0.003434379	0.0008295
9	0.003434379	0.0008295	52	0.003434379	0.0008295
10	0.003434379	0.0008295	53	0.003434379	0.0008295
11	0.003434379	0.0008295	54	0.003434379	0.0008295
12	0.003434379	0.0008295	55	0.003434379	0.0008295
13	0.003434379	0.0008295	56	0.003434379	0.0008295
14	0.003434379	0.0008295	57	0.003434379	0.0008295
15	0.003434379	0.0008295	58	0.003434379	0.0008295
16	0.003434379	0.0008295	59	0.003434379	0.0008295
17	0.003434379	0.0008295	60	0.003434379	0.0008295
18	0.003434379	0.0008295	61	0.003434379	0.0008295
19	0.003434379	0.0008295	62	0.003434379	0.0008295
20	0.003434379	0.0008295	63	0.003434379	0.0008295
21	0.003434379	0.0008295	64	0.003434379	0.0008295
22	0.003434379	0.0008295	65	0.003434379	0.0008295
23	0.003434379	0.0008295	66	0.003434379	0.0008295
24	0.003434379	0.0008295	67	0.003434379	0.0008295
25	0.003434379	0.0008295	68	0.003434379	0.0008295
26	0.003434379	0.0008295	69	0.003434379	0.0008295
27	0.003434379	0.0008295	70	0.003434379	0.0008295
28	0.003434379	0.0008295	71	0.003434379	0.0008295
29	0.003434379	0.0008295	72	0.003434379	0.0008295
30	0.003434379	0.0008295	73	0.003434379	0.0008295
31	0.003434379	0.0008295	74	0.003434379	0.0008295
32	0.003434379	0.0008295	75	0.003434379	0.0008295
33	0.003434379	0.0008295	76	0.003434379	0.0008295
34	0.003434379	0.0008295	77	0.003434379	0.0008295
35	0.003434379	0.0008295	78	0.003434379	0.0008295
36	0.003434379	0.0008295	79	0.003434379	0.0008295
37	0.003434379	0.0008295	80	0.003434379	0.0008295
38	0.003434379	0.0008295	81	0.003434379	0.0008295
39	0.003434379	0.0008295	82	0.003434379	0.0008295
40	0.003434379	0.0008295	83	0.003434379	0.0008295
41	0.003434379	0.0008295	84	0.003434379	0.0008295
42	0.003434379	0.0008295	85	0.003434379	0.0008295
43	0.003434379	0.0008295	86+	0.003434379]	0.0008295]

ICC25 S25FNL	Page [4]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

FLEXIBLE DURATION NO-LAPSE GUARANTEE

MAXIMUM MONTHLY RIDER CHARGE RATES

Policy	[Maximum Monthly Rider	Policy	Maximum Monthly
Year	Charge Rate	Year	Rider Charge Rate

1	[0.0261	44	0.0261
2	0.0261	45	0.0261
3	0.0261	46	0.0261
4	0.0261	47	0.0261
5	0.0261	48	0.0261
6	0.0261	49	0.0261
7	0.0261	50	0.0261
8	0.0261	51	0.0261
9	0.0261	52	0.0261
10	0.0261	53	0.0261
11	0.0261	54	0.0261
12	0.0261	55	0.0261
13	0.0261	56	0.0261
14	0.0261	57	0.0261
15	0.0261	58	0.0261
16	0.0261	59	0.0261
17	0.0261	60	0.0261
18	0.0261	61	0.0261
19	0.0261	62	0.0261
20	0.0261	63	0.0261
21	0.0261	64	0.0261
22	0.0261	65	0.0261
23	0.0261	66	0.0261
24	0.0261	67	0.0261
25	0.0261	68	0.0261
26	0.0261	69	0.0261
27	0.0261	70	0.0261
28	0.0261	71	0.0261
29	0.0261	72	0.0261
30	0.0261	73	0.0261
31	0.0261	74	0.0261
32	0.0261	75	0.0261
33	0.0261	76	0.0261
34	0.0261	77	0.0261
35	0.0261	78	0.0261
36	0.0261	79	0.0261
37	0.0261	80	0.0261
38	0.0261	81	0.0261
39	0.0261	82	0.0261
40	0.0261	83	0.0261
41	0.0261	84	0.0261
42	0.0261	85	0.0261
43	0.0261	86+	0.0000]]

ICC25 S25FNL	Page [5]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

FLEXIBLE DURATION NO-LAPSE GUARANTEE RIDER FACTORS

APPLICABLE TO BASIC LIFE COVERAGE

Policy	No-Lapse Cost of	No-Lapse	Policy	No-Lapse Cost of	No-Lapse
Year	Insurance Rates	Coverage Charges	Year	Insurance Rates	Coverage Charges
1	[0.3291	[63.79	44	26.7957	0.00
2	0.3662	63.79	45	29.7933	0.00
3	0.5763	63.79	46	33.2392	0.00
4	0.6687	63.79	47	37.2837	0.00
5	0.7619	63.79	48	41.9725	0.00
6	0.8501	63.79	49	47.3091	0.00
7	0.9350	63.79	50	53.5125	0.00
8	1.1266	63.79	51	60.9499	0.00
9	1.2698	63.79	52	71.1999	0.00
10	1.3647	63.79	53	83.1156	0.00
11	1.3950	0.00	54	97.0854	0.00
12	1.5077	0.00	55	112.8923	0.00
13	1.6605	0.00	56	131.0199	0.00
14	1.8185	0.00	57	151.2711	0.00
15	1.9806	0.00	58	172.4796	0.00
16	2.0961	0.00	59	193.8861	0.00
17	2.2099	0.00	60	213.7147	0.00
18	2.3706	0.00	61	231.4183	0.00
19	2.5828	0.00	62	254.0061	0.00
20	2.8681	0.00	63	278.2024	0.00
21	3.2123	0.00	64	304.4920	0.00
22	3.5930	0.00	65	328.3298	0.00
23	3.9222	0.00	66	352.0897	0.00
24	4.1921	0.00	67	374.4698	0.00
25	4.4171	0.00	68	396.8001	0.00
26	4.7062	0.00	69	418.6604	0.00
27	5.0947	0.00	70	439.6497	0.00
28	5.5905	0.00	71	459.3600	0.00
29	6.1341	0.00	72	477.4304	0.00
30	6.7436	0.00	73	503.3203	0.00
31	7.4075	0.00	74	530.6103	0.00
32	8.1302	0.00	75	559.3901	0.00
33	8.9165	0.00	76	589.7200	0.00
34	9.7432	0.00	77	621.7000	0.00
35	10.6474	0.00	78	648.0043	0.00
36	11.6608	0.00	79	648.0043	0.00
37	12.7815	0.00	80	648.0043	0.00
38	14.1217	0.00	81	648.0043	0.00
39	15.6923	0.00	82	648.0043	0.00
40	17.4405	0.00	83	648.0043	0.00
41	19.4372	0.00	84	648.0043	0.00
42	21.6726	0.00	85	648.0043	0.00
43	24.1408	0.00	86+	0.0000]	0.00]

ICC25 S25FNL	Page [6]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

[FLEXIBLE DURATION NO-LAPSE GUARANTEE RIDER FACTORS

APPLICABLE TO [LONG TERM PERFORMANCE RIDER]

Policy	No-Lapse Cost of	No-Lapse	Policy	No-Lapse Cost of	No-Lapse
Year	Insurance Rates	Coverage Charges	Year	Insurance Rates	Coverage Charges
1	[0.4278	[28.13	44	34.7051	0.00
2	0.4761	28.13	45	38.5712	0.00
3	0.7492	28.13	46	43.0116	0.00
4	0.8692	28.13	47	48.2177	0.00
5	0.9904	28.13	48	54.2456	0.00
6	1.1050	28.13	49	61.0964	0.00
7	1.2153	28.13	50	69.0465	0.00
8	1.4643	0.00	51	78.5593	0.00
9	1.6505	0.00	52	91.6351	0.00
10	1.7737	0.00	53	106.7858	0.00
11	1.8132	0.00	54	124.4786	0.00
12	1.9596	0.00	55	144.4066	0.00
13	2.1581	0.00	56	166.1201	0.00
14	2.3634	0.00	57	183.5496	0.00
15	2.5740	0.00	58	200.7502	0.00
16	2.7241	0.00	59	217.6199	0.00
17	2.8719	0.00	60	233.3099	0.00
18	3.0807	0.00	61	247.1399	0.00
19	3.3564	0.00	62	265.1103	0.00
20	3.7270	0.00	63	284.4201	0.00
21	4.0497	0.00	64	305.6305	0.00
22	4.3904	0.00	65	328.3298	0.00
23	4.7799	0.00	66	352.0897	0.00
24	5.2195	0.00	67	374.4698	0.00
25	5.7388	0.00	68	396.8001	0.00
26	6.1140	0.00	69	418.6604	0.00
27	6.6185	0.00	70	439.6497	0.00
28	7.2621	0.00	71	459.3600	0.00
29	7.9676	0.00	72	477.4304	0.00
30	8.7585	0.00	73	503.3203	0.00
31	9.6199	0.00	74	530.6103	0.00
32	10.5574	0.00	75	559.3901	0.00
33	11.5772	0.00	76	589.7200	0.00
34	12.6491	0.00	77	621.7000	0.00
35	13.8213	0.00	78	648.0043	0.00
36	15.1346	0.00	79	648.0043	0.00
37	16.5867	0.00	80	648.0043	0.00
38	18.3224	0.00	81	648.0043	0.00
39	20.3558	0.00	82	648.0043	0.00
40	22.6180	0.00	83	648.0043	0.00
41	25.2004	0.00	84	648.0043	0.00
42	28.0898	0.00	85	648.0043	0.00
43	31.2782	0.00	86+	0.0000]	0.00]]

ICC25 S25FNL	Page [7]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

Summary of Coverages Effective on the Policy Date

R25FNL	Flexible Duration No-Lapse Guarantee Rider
S25FNL

[ICC25 S25VEN2]	Page [8]